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EXHIBIT 99.1

General Growth Properties, Inc.

Supplemental Financial Information

For the three and twelve months ended December 31, 2004

Supplemental Financial/Operational Data
December 31, 2004
Table of Contents

Corporate Overview	1 - 3
Corporate Profile	1
Corporate Overview	1
Stock Listing	1
Calendar of Events	1
Current Dividend	1
Investor Relations	1
Transfer Agent	1
Debt Ratings	1
Ownership Structure as of December 31, 2004	2
Total Market Capitalization	2
Research Coverage	3

Fourth Quarter 2004 Earnings Announcement	4 - 16

Supplemental Financial Data	17 - 31
Summary Financial Information, Earnings Measures and Retained FFO	17
Trailing Twelve Month EBITDA and Coverage Ratios	18
Community Development Net Operating Income	19
Capital Information	20
Changes in Common Share and Unit Ownership	21
Common Dividend History	22
Debt Maturity and Current Average Interest Rate Summary	23
Summary of Outstanding Debt	24 -31

Supplemental Operational Data	32 - 37
Operating Statistics & Certain Financial Information	32
Portfolio GLA, Occupancy, Sales & Rent Data	33
Occupancy, Straight Line Rent, SFAS #141 & 142 and Tenant Allowances	34
Real Estate Net Operating Income by Geographic Area	35
Real Estate Net Operating Income by Categorization	36
Lease Expiration Schedule and Lease Termination Income at Share	37

Major Developments, Expansions & Acquisitions	38 - 41
Development in Progress	38
Developments and Expansions over $10 million	39 - 40
Acquisitions	41

Corporate Overview

Certain information included in this supplemental package is unaudited.

This report may contain forward-looking statements that involve risks and uncertainties. All statements other than statements of historical fact are statements that may be deemed forward-looking statements, which are subject to a number of risks, uncertainties and assumptions. Readers are referred to the documents filed by the company with the SEC, specifically the most recent reports on Forms 10-K and 10-Q, which identify important risk factors and estimates which could cause actual results to differ from those contained in the forward-looking statements.

Corporate Profile

General Growth Properties (GGP) and its predecessor companies have been in the shopping center business for fifty years. It is the second largest US based publicly traded Real Estate Investment Trust (REIT) in the United States. GGP owns, develops, operates and/or manages shopping malls in 44 states. As of February 8, 2005, GGP has ownership interests in, or management responsibility for 209 regional shopping malls totaling approximately 200 million square feet of retail space, as well as ownership in planned community developments and commercial office buildings. Since going public in 1993, GGP has reported the highest per share funds from operations (FFO) growth in the regional mall sector at 16% on a compounded annualized basis. A predecessor company was also publicly held from 1970 to 1985 and generated a 22% internal rate of return for shareholders from inception through liquidation. With a capitalization of $33.9 billion, GGP delivers consistent earnings growth and dividend increases. Average occupancy at December 31, 2004 was 92.1% and sales per square foot were $410. The Bucksbaum family, which founded GGP, is still engaged in the operation of the company’s day-to-day business activities. The senior management together with a majority of its nearly 6,000 employees own approximately 30% of the company.

Corporate Overview

The corporate mission of GGP is to create shareholder value and return by acquiring, developing, renovating, and managing primarily retail properties and by generating cash flow from land sales in master planned communities. The company provides investors an opportunity to participate in the ownership of high quality income producing real estate while, at the same time, maintaining liquidity. The company’s primary objective is to provide consistently increasing dividends and capital appreciation for its shareholders.

The corporate vision of GGP is to be a CUSTOMer built company, giving our C.O.R.E customers what they want, when they want it and where they want it. We are custom-built and customer-focused on our key audiences:

C Consumer

O Owners

R Retailers

E Employees

Whether you’re a shopper, shareholder, a retailer or an employee, GGP is CUSTOMer built for you.

Stock Listing

Common Stock
NYSE: GGP

Calendar of Events

Quarter End — First Quarter 2005	March 31, 2005
Earnings Release — After the Market Close	April 25, 2005
Quarterly Conference Call — 9:00 am CST	April 26, 2005

Current Dividend

General Growth Properties, Inc. declared its first dividend for 2005 in the amount of $0.36 per share, payable to common stock shareholders of record on January 17, 2005, with payment on January 31, 2005. The current dividend represents an increase of 20% over the dividend of $0.30 per share paid for the same period last year. The company reviews its dividend policy annually, usually prior to the fourth quarter dividend announcement, which is typically made in early October. The company has, as a result of this review, raised its dividend every year since going public in April of 1993 when the (split-adjusted) initial quarterly dividend was approximately $0.12 per share. These annual increases have allowed GGP to grow its dividend at a compound annual growth rate of 9.5% since going public for a second time. GGP has increased its dividend an average of 20% per year for the last four years.

Investor Relations	Transfer Agent

Tim Lordan	Mellon Investor Services, LLC
VP of Investor Relations	Shareholder Relations
General Growth Properties	P.O. Box 3315
10275 Little Patuxent Pkwy	South Hackensack, NJ 07606
Columbia, MD 21044	(888) 395-8037
(410) 992-6059	(201) 329-8660
(410) 964-3412
tlordan@generalgrowth.com

Debt Ratings

Standard & Poors - Corporate Rating	BBB -
Standard & Poors - Senior Debt Rating	BB +
Standard & Poors - Rouse Bonds Rating	BB +
Moody’s - Senior Debt Rating	Ba2
Moody’s - Rouse Bonds Rating	Ba1

Please visit the GGP web site for additional information:	www.generalgrowth.com

Ownership Structure as of December 31, 2004

REIT
GENERAL GROWTH PROPERTIES, INC.
(Sole General Partner of GGP Limited Partnership)
NYSE: GGP
290.3* million common shares/units
Convertible Preferred Units
$155 million owned by third party investors
UP
(Umbrella Partnership)
GGP LIMITED PARTNERSHIP
Wholly-Owned Properties
Joint Venture Properties
Common Operating Partnership Units / Equivalent to Shares of Common Stock
55.5 million units
GGP LP LLC
ROUSE LP
REIT and Taxable REIT Subsidiaries
GENERAL GROWTH MANAGEMENT INC.
(Manages 3rd party malls & joint ventures)
Taxable REIT Subsidiary
(TRS)
Perpetual Preferred Units
$248 million owned by third party investors
Wholly-Owned Properties
Wholly-Owned Properties
Joint Venture Properties

* Share count includes common shares and common operating partnership units

Total Market Capitalization - As Measured by Stock Price (dollars in thousands)	12/31/2004

Total Portfolio Debt (Company consolidated debt plus applicable share from unconsolidated affiliates) (a)	$22,981,134

	Issuer’s Earliest Redemption Date
Perpetual Preferred Units
Perpetual Preferred Units at 8.25%	N/A	$5,000
Perpetual Preferred Units at 8.75%	5/1/2005	8,000
Perpetual Preferred Units at 8.95%	5/25/2005	175,000
Perpetual Preferred Units at 8.95%	4/23/2007	60,000

		248,000
Convertible Preferred Units
Convertible Preferred Units at 6.50%		26,637
Convertible Preferred Units at 7.00%		57,308
Convertible Preferred Units at 8.50%		70,975

		154,920

Other Preferred Stock		241

Total Preferred Securities			$403,161

Common Stock and Common Operating Partnership Units
Stock market value of 234.8 million shares of common stock and 55.5 million shares of operating partnership common units (which are convertible into an equal number of shares of common stock) — outstanding at end of period			$10,495,669

Total Market Capitalization at end of period			$33,879,964

(a)	The total loan balance on this report excludes purchase accounting mark-to-market adjustments on consolidated debt of approximately $141.6 million and unconsolidated debt of approximately $4.6 million. In addition, debt collateralized by Provo Mall & Spokane Mall is reflected at 75% of the total loan balance resulting in a $23.5 million minority interest adjustment to the consolidated debt balance.

Research Coverage

The following list of research coverage and contact information is included for informational purposes only. The company does not review any third party advice or investment or research report and therefore expressly does not adopt or endorse any such advice or report.

Banc of America Securities	Ross Nussbaum	(212) 847-5668
	Amy deLone	(617) 856-8820

Deutsche Bank	Louis Taylor	(212) 250-4912

Friedman Billings Ramsey	Paul Morgan	(415) 874-3412

Goldman Sachs	Carey Callaghan	(212) 902-4351

Greenstreet Advisors	Greg Andrews	(949) 640-8780

J.P. Morgan	Michael Mueller	(212) 622-6689
	Joshua Bederman	(212) 622-6530

Lehman Brothers	David Shulman	(212) 526-3413

McDonald Investments	Richard C. Moore	(216) 443-2815

Merrill Lynch	Steve Sakwa	(212) 449-0335
	Craig Schmidt	(212) 449-1944

Morgan Stanley Dean Witter	Matt Ostrower	(212) 761-6284

Prudential Securities	James Sullivan	(212) 778-2515
	Robert Belzer	(212) 778-1441

RBC Capital	Jay Leupp	(415) 633-8588

SalomonSmithBarney	Jonathan Litt	(212) 816-0231
	Michael Bilerman	(212) 816-1383

UBS Warburg	Ian Weissman	(212) 713-8602

Fourth Quarter Earnings Announcement
February 8, 2004

News Release	General Growth Properties, Inc.
110 North Wacker Drive
Chicago, IL 60606
(312) 960-5000
FAX (312) 960-5475

FOR IMMEDIATE RELEASE	CONTACT:	John Bucksbaum
312/960-5005

Bernie Freibaum
312/960-5252

General Growth Properties, Inc. Reports Results

Chicago, Illinois, February 7, 2005 — General Growth Properties, Inc. (NYSE: GGP) today announced the release of 2004’s fourth quarter and year - end results. Earnings per share – diluted (EPS) were $.41 for the fourth quarter of 2004 as compared to $.46 in the fourth quarter of 2003. For the full year, EPS was $1.21 in 2004 as compared to $1.22 in 2003. Fully diluted Funds from Operations per share (FFO) were $.90 for the fourth quarter of 2004, a 20.0% increase over $.75 reported in the comparable period of 2003. For the full year, FFO per fully diluted share was $2.77, up 19.9% from $2.31 reported in 2003.

“2004 was an historic year for our Company, filled with great accomplishment,” said John Bucksbaum, chief executive officer, General Growth Properties. “We closed the merger with The Rouse Company in November - adding some of the highest quality retail properties in America. The addition of the Rouse assets and its talented people to General Growth will allow us to generate industry leading growth and deliver recurring profitability to our shareholders for many years to come.”

FINANCIAL AND OPERATIONAL HIGHLIGHTS

▪	EPS in the fourth quarter of 2004 was $.41 per share, versus $.46 in the comparable period of 2003. For the full year, EPS was $1.21 as compared to $1.22 in 2003.

▪	Fully diluted FFO per share increased to $.90 in the fourth quarter of 2004, 20.0% above $.75 reported in the fourth quarter of 2003. FFO per fully diluted share for 2004 was a record $2.77, up 19.9% from $2.31 in 2003. Total FFO for the quarter increased 23.7% to $254.6 million, from $205.9 million in 2003’s fourth quarter. The effects of non-cash rental revenue recognized pursuant to SFAS No. 141 and 142 resulted in approximately $9.8 million or $.03 of FFO per fully diluted share in the fourth quarter of 2004 as compared to $4.5 million or $.02 in the comparable period of 2003. Straight line rent resulted in approximately $7.3 million or $.03 of FFO per

February 8, 2005

fully diluted share in the fourth quarter of 2004, versus $3.4 million or $.01 in the same period of 2003.

▪	FFO Guidance for 2005 is currently estimated to be $3.13 per share. The Company expects to update this estimate in conjunction with its quarterly earnings releases in 2005.

▪	Real estate property net operating income (NOI) for the fourth quarter of 2004 increased to $501.4 million, 50.4% above the $333.4 million reported in the fourth quarter of 2003. For the full year, NOI increased 28.8% to $1.43 billion, up from $1.11 billion in 2003.

▪	Revenues from consolidated properties were $645.4 million for the quarter, an increase of 78.8%, compared to $361.0 million for the same period in 2003. For the twelve months ended December 31, 2004, revenues from consolidated properties were $1.72 billion, up 45.8% from $1.18 billion in 2003.

Revenues from unconsolidated properties at share increased 71.4% to $195.1 million, compared to $113.8 million in the fourth quarter of 2003. For the full year, revenues from unconsolidated properties at share were $495.6 million, up 11.7% from $443.5 million in 2003.

▪	Total tenant sales increased 6.1% in 2004, and comparable tenant sales increased 4.3% versus 2003.

▪	Comparable NOI from consolidated properties in the fourth quarter of 2004 increased by 8.0% compared to the same period last year.

Comparable NOI from unconsolidated properties at share for the quarter increased by approximately 3.5% compared to the fourth quarter of 2003.

▪	Mall shop occupancy increased to 92.1% at December 31, 2004, compared to 91.3% at December 31, 2003.

▪	Sales per square foot for 2004 were $410 versus $351 in 2003.

▪	Average rent

For consolidated properties, average rent per square foot for new/renewal leases signed during 2004 was $33.53 versus $31.83 for 2003. For unconsolidated properties, average rent per square foot for new/renewal leases signed in 2004 was $36.45 versus $34.71 for 2003. Average rent for consolidated properties leases expiring in 2004 was $25.69 versus $22.16 in 2003. For unconsolidated properties, average rent for leases expiring in 2004 was $32.35 compared to $31.29 in 2003.

▪	The Rouse Company

The Company completed the merger with The Rouse Company on November 12, 2004. The financial and operational highlights, with the exception of average rent and comparable NOI, include the effect of this transaction. The financial information

February 8, 2005

included is based on management’s current determination of the required purchase accounting adjustments arising from the Rouse transaction. These adjustments are subject to change. As the operations of the master-planned communities acquired in the Rouse transaction are managed separately and now represent a different line of business for General Growth Properties, the Company has presented for 2004 and will continue to present its operations in two business segments, Retail and Other, and Community Development.

▪	Discontinued operations

In early November 2004, the Company sold a group of non-retail assets that were obtained in the July 2002 acquisition of JP Realty, Inc. for a sales price of approximately $67 million. As required by generally accepted accounting principles, the operations of these assets have been classified as discontinued operations. Certain amounts for 2003 have been reclassified to conform to this presentation.

CONFERENCE CALL/WEBCAST

General Growth will host a live webcast of its conference call regarding this announcement on the company’s web site, www.generalgrowth.com. This webcast will take place on Tuesday, February 8, 2005 at 10:00 a.m., Eastern Time (9:00 a.m. CT, 7:00 a.m. PT). The webcast can be accessed by selecting the conference call icon on the GGP home page.

General Growth Properties, Inc. is the second largest U.S.-based publicly traded Real Estate Investment Trust (REIT). General Growth currently has ownership interest and management responsibility for a portfolio of 209 regional shopping malls in 44 states, as well as ownership in planned community developments and commercial office buildings. The company portfolio totals approximately 200 million square feet of retail space and includes over 18,000 retailers nationwide. General Growth Properties, Inc. is listed on the New York Stock Exchange under the symbol GGP. For more information, please visit the company web site at http://www.generalgrowth.com.

NON-GAAP SUPPLEMENTAL FINANCIAL MEASURES AND DEFINITIONS
FUNDS FROM OPERATIONS (FFO)

General Growth, consistent with real estate industry and investment community preferences, uses FFO as a supplemental measure of operating performance for a real estate investment trust (REIT). The National Association of Real Estate Investment Trusts (NAREIT) defines FFO as net income (loss) (computed in accordance with Generally Accepted Accounting Principles (GAAP)), excluding gains (or losses) from cumulative effects of accounting changes, extraordinary items and sales of properties, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.

The Company considers FFO a supplemental measure for equity REITs and a complement to GAAP measures because it facilitates an understanding of the operating

February 8, 2005

performance of the company’s properties. FFO does not give effect to real estate depreciation and amortization since these amounts are computed to allocate the cost of a property over its useful life. Since values for well-maintained real estate assets have historically increased or decreased based upon prevailing market conditions, the company believes that FFO provides investors with a clearer view of the Company’s operating performance.

In order to provide a better understanding of the relationship between FFO and GAAP net income, a reconciliation of FFO to GAAP net income has been provided. FFO does not represent cash flow from operating activities in accordance with GAAP, should not be considered as an alternative to GAAP net income and is not necessarily indicative of cash available to fund cash needs. In addition, the Company has presented FFO on a consolidated and unconsolidated basis (at the Company’s ownership share) as the Company believes that given the significance of the Company’s operations that are owned through investments accounted for on the equity method of accounting, the detail of the operations of the Company’s unconsolidated properties provides important insights into the income and FFO produced by such investments for the company as a whole.

REAL ESTATE PROPERTY NET OPERATING INCOME (NOI) AND COMPARABLE NOI

General Growth believes that Real Estate Property Net Operating Income (NOI) is a useful supplemental measure of the Company’s operating performance. The Company defines NOI as operating revenues from continuing operations (rental income, tenant recoveries and other income) less property and related expenses from continuing operations (real estate taxes, repairs and maintenance, marketing and other property expenses). As with FFO described above, NOI has been reflected on a consolidated and unconsolidated basis (at the Company’s ownership share). Other REITs may use different methodologies for calculating NOI, and accordingly, the Company’s NOI may not be comparable to other REITs.

Because NOI excludes general and administrative expenses, interest expense, depreciation and amortization, gains and losses from property dispositions, discontinued operations, and extraordinary items, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact on operations from trends in occupancy rates, rental rates and operating costs. This measure thereby provides an operating perspective not immediately apparent from GAAP operating or net income. The Company uses NOI to evaluate its operating performance on a property-by-property basis because NOI allows the Company to evaluate the impact that factors such as lease structure, lease rates and tenant base, which vary by property, have on the Company’s operating results, gross margins and investment returns.

In addition, management believes that NOI provides useful information to the investment community about the company’s operating performance. However, due to the

February 8, 2005

exclusions noted above, NOI should only be used as an alternative measure of the Company’s financial performance. For reference and as an aid in understanding of management’s computation of NOI, a reconciliation of NOI to consolidated operating income as computed in accordance with GAAP has been presented.

Comparable NOI excludes from both years the NOI of properties with significant physical or merchandising changes and those properties acquired or opened during the relevant comparative accounting periods.

PROPERTY INFORMATION

The Company has presented information on its consolidated and unconsolidated properties separately in the accompanying financial schedules. As a significant portion of the Company’s total operations are structured as joint venture arrangements which are unconsolidated, management of the Company believes that operating data with respect to all properties owned provides important insights into the income produced by such investments for the Company as a whole. In addition, the individual items of revenue and expense for the unconsolidated properties have been presented at the Company’s ownership share of such unconsolidated ventures. As the management operating philosophies and strategies are the same regardless of ownership structure, an aggregate presentation of NOI and other operating statistics yields a more accurate representation of the relative size and significance of the elements of the Company’s overall operations.

RISKS AND UNCERTAINTIES

This release contains forward-looking statements that involve risks and uncertainties. All statements other than statements of historical fact are statements that may be deemed forward-looking statements, which are subject to a number of risks, uncertainties and assumptions. Representative examples of these risks, uncertainties and critical accounting or other assumptions which could cause actual results to differ materially from those contained in the forward-looking statements include (without limitation) general industry and economic conditions, acts of terrorism, interest rate trends, cost of capital and capital requirements, availability of real estate properties, competition from other companies and venues for the sale/distribution of goods and services, changes in retail rental rates in the Company’s markets, shifts in customer demands, tenant bankruptcies or store closures, changes in vacancy rates at the Company’s properties, changes in operating expenses, including employee wages, benefits and training, governmental and public policy changes, changes in applicable laws, rules and regulations (including changes in tax laws), the ability to obtain suitable equity and/or debt financing, and the continued availability of financing in the amounts and on the terms necessary to support the Company’s future business. Readers are referred to the documents filed by General Growth Properties, Inc. with the SEC, specifically the most recent reports on Form 10-Q and 10-K, which identify important factors which could affect the forward-looking statements in this release.

February 8, 2005

###

February 8, 2005

GENERAL GROWTH PROPERTIES, INC.
PORTFOLIO RESULTS
(In thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2004	2003	2004	2003
Funds From Operations (FFO)
Operating Partnership	$254,607	$205,925	$765,562	$618,561
Less: Allocations to Operating Partnership unitholders	50,166	43,067	154,347	138,568

Company stockholders	$204,441	$162,858	$611,215	$479,993

FFO per share:
Company stockholders — basic	$0.90	$0.75	$2.78	$2.39
Operating Partnership — basic	0.90	0.75	2.78	2.39
Operating Partnership — diluted	0.90	0.75	2.77	2.31

Weighted average number of Company shares outstanding:
Basic	226,312	215,785	220,149	200,875
Basic (assuming full conversion of Operating Partnership units)	281,845	272,848	275,742	258,865
Diluted (assuming full conversion of Operating Partnership units and, for the twelve months ended December 31, 2003, convertible preferred stock)	282,733	273,853	276,422	273,069

Portfolio Results
Total property revenues	$645,418	$361,027	$1,722,629	$1,183,763
Total property operating expenses	(238,561)	(105,303)	(585,263)	(365,917)
Equity in real estate property net operating income of Unconsolidated Properties	94,506	77,633	294,933	293,104

Real estate property net operating income	501,363	333,357	1,432,299	1,110,950
Net property management fees and costs	7,242	695	8,853	4,828
Headquarters/regional costs, general and administrative and depreciation on non-income producing assets	(16,959)	(11,614)	(48,253)	(50,150)
Net interest expense	(191,513)	(78,264)	(468,958)	(276,235)
Income tax expense, primarily deferred	(2,343)	—	(2,383)	(98)
Equity in other FFO of Unconsolidated Properties	(34,703)	(27,947)	(118,419)	(117,154)
Preferred stock dividends and preferred unit distributions	(8,480)	(10,302)	(37,577)	(53,580)

FFO — Operating Partnership	$254,607	$205,925	$765,562	$618,561

Summarized Balance Sheet Information	December 31,	December 31,
(In thousands)	2004	2003

Cash and cash equivalents	$48,365	$10,677
Investment in real estate:
Net land, buildings and equipment	$19,656,969	$8,405,092
Developments in progress	552,359	168,521
Investment in and loans to/from Unconsolidated Real Estate Affiliates	1,945,541	630,613
Investment land and land held for development and sale	1,638,013	—

Net investment in real estate	$23,792,882	$9,204,226

Total assets	$25,602,793	$9,582,897

Mortgage and other debt payable	$20,310,947	$6,649,490
Minority interest — Preferred	403,161	495,211
Minority interest — Common	551,202	408,613
Stockholders’ equity	2,142,813	1,670,409

Total capitalization (at cost)	$23,408,123	$9,223,723

February 8, 2005

GENERAL GROWTH PROPERTIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2004	2003	2004	2003
Revenues:
Minimum rents	$362,731	$231,926	$1,060,963	$775,320
Tenant recoveries	154,164	94,742	473,428	332,137
Overage rents	30,937	18,842	54,105	34,928
Land sales	68,643	—	68,643	—
Management and other fees	25,633	22,466	82,896	84,138
Other	29,032	14,696	62,810	36,268

Total revenues	671,140	382,672	1,802,845	1,262,791

Expenses:
Real estate taxes	41,196	24,320	128,320	88,276
Repairs and maintenance	46,719	24,876	123,984	81,433
Marketing	14,895	10,503	48,220	35,797
Other property operating costs	67,209	44,252	208,257	153,370
Land sales operations	66,100	—	66,100	—
Provision for doubtful accounts	2,442	1,352	10,382	7,041
Property management and other costs	29,834	28,424	100,788	109,746
General and administrative	2,419	2,054	9,499	8,533
Depreciation and amortization	124,935	65,092	365,622	230,195

Total expenses	395,749	200,873	1,061,172	714,391

Operating income	275,391	181,799	741,673	548,400

Interest income	2,108	641	3,227	2,308
Interest expense	(193,621)	(78,905)	(472,185)	(278,543)
Income allocated to minority interests	(31,860)	(37,695)	(104,871)	(110,984)
Income taxes, primarily deferred	(2,343)	—	(2,383)	(98)
Equity in income of unconsolidated affiliates	32,421	32,500	88,191	94,480

Income from continuing operations	82,096	98,340	253,652	255,563
Discontinued operations, net of minority interest:
Income from operations	341	1,047	3,028	4,128
Gain on disposition	11,172	—	11,172	3,720

	11,513	1,047	14,200	7,848

Net income	$93,609	$99,387	$267,852	$263,411

Convertible preferred stock dividends	—	—	—	(13,030)

Net income available to common stockholders	$93,609	$99,387	$267,852	$250,381

Basic earnings per share:
Continuing operations	$0.36	$0.45	$1.16	$1.21
Discontinued operations	0.05	0.01	0.06	0.04

Total basic earnings per share	$0.41	$0.46	$1.22	$1.25

Diluted earnings per share:
Continuing operations	$0.36	$0.45	$1.15	$1.19
Discontinued operations	0.05	0.01	0.06	0.03

Total diluted earnings per share	$0.41	$0.46	$1.21	$1.22

February 8, 2005

GENERAL GROWTH PROPERTIES, INC.
BREAKDOWN OF COMPANY PORTFOLIO RESULTS AND FUNDS FROM OPERATIONS
(In thousands)

	Three Months Ended
	December 31, 2004
	Consolidated	Unconsolidated
	Properties	Properties (a)
Property revenues:
Minimum rents (b)	$362,731	$94,713
Tenant recoveries	154,164	42,085
Overage rents	30,937	7,534
Land sales	68,643	37,170
Other (c)	28,943	13,589

Total property revenues	645,418	195,091

Property operating expenses
Real estate taxes	41,196	12,463
Repairs and maintenance	46,719	11,381
Marketing	14,895	3,619
Other property operating costs	67,209	35,051
Land sales operations	66,100	37,225
Provision for doubtful accounts	2,442	846

Total property operating expenses	238,561	100,585

Real estate property net operating income	406,857	94,506

Management and other fees	25,633	—
Property management and other costs	(18,391)	—
Headquarters/regional costs (d)	(11,443)	(6,458)
General and administrative	(2,419)	(715)
Depreciation on non-income producing assets, including headquarters buildings	(3,097)	—
Interest income	2,108	827
Interest expense (e)	(182,080)	(27,667)
Amortization of deferred finance costs	(1,829)	(575)
Debt extinguishment costs (e)	(9,712)	(115)
Income taxes, primarily deferred	(2,343)	—
Preferred unit distributions	(8,480)	—

Funds From Operations	$194,804	$59,803	$254,607
Equity in Funds from Operations of Unconsolidated Properties	59,803	(59,803)	—

Operating Partnership Funds From Operations	$254,607	$—	$254,607

	Three Months Ended
	December 31, 2003
	Consolidated	Unconsolidated
	Properties	Properties (a)
Property revenues:
Minimum rents (b)	$231,926	$72,280
Tenant recoveries	94,742	32,561
Overage rents	18,842	5,214
Other	15,517	3,790

Total property revenues	361,027	113,845

Property operating expenses:
Real estate taxes	24,320	9,226
Repairs and maintenance	24,876	8,957
Marketing	10,503	3,211
Other property operating costs	44,252	14,636
Provision for doubtful accounts	1,352	182

Total property operating expenses	105,303	36,212

Real estate property net operating income	255,724	77,633

Management and other fees	22,466	—
Property management and other costs	(21,771)	—
Headquarters/regional costs (d)	(6,653)	(6,404)
General and administrative	(2,054)	(235)
Depreciation on non-income producing assets, including headquarters buildings	(2,907)	—
Interest income	641	440
Interest expense	(76,909)	(20,766)
Amortization of deferred finance costs	(1,996)	(969)
Debt extinguishment costs	—	(13)
Income taxes, primarily deferred	—	—
Preferred unit distributions	(10,302)	—

Funds From Operations	156,239	49,686	$205,925
Equity in Funds From Operations of Unconsolidated Properties	49,686	(49,686)	—

Operating Partnership Funds From Operations	$205,925	$—	$205,925

(a)   Reflect revenues and expenses of Unconsolidated Properties at Operating Partnership’s ownership share of such items.

(b)   Minimum rents includes the following for the three months ended December 31:

	Consolidated	Unconsolidated
	Properties	Properties
2004
Straight-line rent	$6,010	$1,292
Non-cash rental revenue recognized pursuant to SFAS #141 and #142	8,512	1,324

2003
Straight-line rent	$2,546	$842
Non-cash rental revenue recognized pursuant to SFAS #141 and #142	4,236	292

(c)	Includes net FFO of investment property sold of $429 and $1,348, respectively, for the three months ended December 31, 2004 and 2003.

(d)	Headquarters/regional costs for the Unconsolidated Properties include property management and other fees to General Growth Management, Inc. and the Rouse Management Company, Inc.

(e)	Reflects the reclassification of $9,712 of debt extinguishment costs which were reported as Interest expense in the Company’s February 8, 2005 earnings release.

February 8, 2005

GENERAL GROWTH PROPERTIES, INC.
BREAKDOWN OF COMPANY PORTFOLIO RESULTS AND FUNDS FROM OPERATIONS
(In thousands)

	Twelve Months Ended
	December 31, 2004
	Consolidated	Unconsolidated
	Properties	Properties (a)
Property revenues:
Minimum rents (b)	$1,060,963	$293,175
Tenant recoveries	473,428	135,561
Overage rents	54,105	10,960
Land sales	68,643	37,170
Other (c)	65,490	18,694

Total property revenues	1,722,629	495,560

Property operating expenses:
Real estate taxes	128,320	39,546
Repairs and maintenance	123,984	33,150
Marketing	48,220	13,351
Other property operating costs	208,257	74,589
Land sales operations	66,100	37,225
Provision for doubtful accounts	10,382	2,766

Total property operating expenses	585,263	200,627

Real estate property net operating income	1,137,366	294,933

Management and other fees	82,896	—
Property management and other costs	(74,043)	—
Headquarters/regional costs (d)	(26,745)	(23,126)
General and administrative	(9,499)	(3,704)
Depreciation on non-income producing assets, including headquarters buildings	(12,009)	—
Interest income	3,227	2,043
Interest expense (e)	(445,547)	(90,355)
Amortization of deferred finance costs	(10,739)	(2,655)
Debt extinguishment costs (e)	(15,899)	(622)
Income taxes, primarily deferred	(2,383)	—
Preferred unit distributions	(37,577)	—

Funds From Operations	589,048	176,514	$765,562
Equity in Funds from Operations of Unconsolidated Properties	176,514	(176,514)	—

Operating Partnership Funds From Operations	$765,562	$—	$765,562

	Twelve Months Ended
	December 31, 2003
	Consolidated	Unconsolidated
	Properties	Properties (a)
Property revenues:
Minimum rents (b)	$775,320	$286,452
Tenant recoveries	332,137	140,334
Overage rents	34,928	8,624
Other (c)	41,378	8,078

Total property revenues	1,183,763	443,488

Property operating expenses:
Real estate taxes	88,276	40,056
Repairs and maintenance	81,433	33,716
Marketing	35,797	14,137
Other property operating costs	153,370	60,811
Provision for doubtful accounts	7,041	1,664

Total property operating expenses	365,917	150,384

Real estate property net operating income	817,846	293,104

Management and other fees	84,138	—
Property management and other costs	(79,310)	—
Headquarters/regional costs (d)	(30,436)	(24,760)
General and administrative	(8,533)	(1,052)
Depreciation on non-income producing assets, including headquarters buildings	(11,181)	—
Interest income	2,308	1,721
Interest expense	(268,974)	(87,399)
Amortization of deferred finance costs	(7,072)	(4,994)
Debt extinguishment costs	(2,497)	(670)
Income taxes, primarily deferred	(98)	—
Preferred stock dividends	(13,030)	—
Preferred unit distributions	(40,550)	—

Funds From Operations	442,611	175,950	$618,561
Equity in Funds From Operations of Unconsolidated Properties	175,950	(175,950)	—

Operating Partnership Funds From Operations	$618,561	$—	$618,561

(a)	Reflect revenues and expenses of Unconsolidated Properties at Operating Partnership’s ownership share of such items.

(b)	Minimum rents includes the following for the twelve months ended December 31:

	Consolidated	Unconsolidated
	Properties	Properties
2004
Straight-line rent	$14,810	$4,296
Non-cash rental revenue recognized pursuant to SFAS #141 and #142	27,591	6,939

2003
Straight-line rent	$11,655	$4,405
Non-cash rental revenue recognized pursuant to SFAS #141 and #142	16,551	6,953

(c)	Includes net FFO of investment property sold of $4,483 and $6,299, respectively, for the twelve months ended December 31, 2004 and 2003.

(d)	Headquarters/regional costs for the Unconsolidated Properties include property management and other fees to General Growth Management, Inc. and the Rouse Management Company, Inc.

(e)	Reflects the reclassification of $9,712 of debt extinguishment costs which were reported as Interest expense in the Company’s February 8, 2005 earnings release.

February 8, 2005

GENERAL GROWTH PROPERTIES, INC.
SEGMENT RESULTS
(In thousands)

	Three Months Ended			Three Months Ended
	December 31, 2004			December 31, 2003
	Retail	Community		Retail
	and Other	Development	Total	and Other
Segment Basis (a)
Property revenues:
Minimum rents	$457,444	$—	$457,444	$304,206
Tenant recoveries	196,249	—	196,249	127,303
Overage rents	38,471	—	38,471	24,056
Land sales	—	105,813	105,813	—
Other	42,532	—	42,532	19,307

Total property revenues	734,696	105,813	840,509	474,872

Property operating expenses
Real estate taxes	53,659	—	53,659	33,546
Repairs and maintenance	58,100	—	58,100	33,833
Marketing	18,514	—	18,514	13,714
Other property operating costs	102,260	—	102,260	—
Land sales operations	125	103,200	103,325	58,888
Provision for doubtful accounts	3,288	—	3,288	1,534

Total property operating expenses	235,946	103,200	339,146	141,515

Real estate property net operating income	$498,750	$2,613	$501,363	$333,357

Unconsolidated Properties
Property revenues:
Minimum rents	$94,713	$—	$94,713	$72,280
Tenant recoveries	42,085	—	42,085	32,561
Overage rents	7,534	—	7,534	5,214
Land sales	—	37,170	37,170	—
Other	13,589	—	13,589	3,790

Total property revenues	157,921	37,170	195,091	113,845

Property operating expenses
Real estate taxes	12,463	—	12,463	9,226
Repairs and maintenance	11,381	—	11,381	8,957
Marketing	3,619	—	3,619	3,211
Other property operating costs	35,051	—	35,051	—
Land sales operations	—	37,225	37,225	14,636
Provision for doubtful accounts	846	—	846	182

Total property operating expenses	63,360	37,225	100,585	36,212

Real estate property net operating income	$94,561	$(55)	$94,506	$77,633

Consolidated Properties
Property revenues:
Minimum rents	$362,731	$—	$362,731	$231,926
Tenant recoveries	154,164	—	154,164	94,742
Overage rents	30,937	—	30,937	18,842
Land sales	—	68,643	68,643	—
Other	28,943	—	28,943	15,517

Total property revenues	576,775	68,643	645,418	361,027

Property operating expenses
Real estate taxes	41,196	$—	$41,196	$24,320
Repairs and maintenance	46,719	—	46,719	24,876
Marketing	14,895	—	14,895	10,503
Other property operating costs	67,209	—	67,209	—
Land sales operations	125	65,975	66,100	44,252
Provision for doubtful accounts	2,442	—	2,442	1,352

Total property operating expenses	172,586	65,975	238,561	105,303

Real estate property net operating income	$404,189	$2,668	$406,857	$255,724

(a)	Segment basis results include both Consolidated Properties and the Operating Partnership’s ownership share of the results of operations of Unconsolidated Properties.

February 8, 2005

GENERAL GROWTH PROPERTIES, INC.
SEGMENT RESULTS
(In thousands)

	Twelve Months Ended			Twelve Months Ended
	December 31, 2004			December 31, 2003
	Retail	Community		Retail
	and Other	Development	Total	and Other
Segment Basis (a)
Property revenues:
Minimum rents	$1,354,138	$—	$1,354,138	$1,061,772
Tenant recoveries	608,989	—	608,989	472,471
Overage rents	65,065	—	65,065	43,552
Land sales	—	105,813	105,813	—
Other	84,184	—	84,184	49,456

Total property revenues	2,112,376	105,813	2,218,189	1,627,251

Property operating expenses
Real estate taxes	167,866	—	167,866	128,332
Repairs and maintenance	157,134	—	157,134	115,149
Marketing	61,571	—	61,571	49,934
Other property operating costs	252,846	—	282,846	—
Land sales operations	125	103,200	103,325	214,181
Provision for doubtful accounts	13,148	—	13,148	8,705

Total property operating expenses	682,690	103,200	785,890	516,301

Real estate property net operating income	$1,429,686	$2,613	$1,432,299	$1,110,950

Unconsolidated Properties
Property revenues:
Minimum rents	$293,175	$—	$293,175	$286,452
Tenant recoveries	135,561	—	135,561	140,334
Overage rents	10,960	—	10,960	8,624
Land sales	—	37,170	37,170	—
Other	18,694	—	18,694	8,078

Total property revenues	458,390	37,170	495,560	443,488

Property operating expenses
Real estate taxes	39,546	—	39,546	40,056
Repairs and maintenance	33,150	—	33,150	33,716
Marketing	13,351	—	13,351	14,137
Other property operating costs	74,589	—	74,589	—
Land sales operations	—	37,225	37,225	60,811
Provision for doubtful accounts	2,766	—	2,766	1,664

Total property operating expenses	163,402	37,225	200,627	150,384

Real estate property net operating income	$294,988	$(55)	$294,933	$293,104

Consolidated Properties
Property revenues:
Minimum rents	$1,060,963	$—	$1,060,963	$775,320
Tenant recoveries	473,428	—	473,428	332,137
Overage rents	54,105	—	54,105	34,928
Land sales	—	68,643	68,643	—
Other	65,490	—	65,490	41,378

Total property revenues	1,653,986	68,643	1,722,629	1,183,763

Property operating expenses
Real estate taxes	$128,320	—	128,320	88,276
Repairs and maintenance	123,984	—	123,984	81,433
Marketing	48,220	—	48,220	35,797
Other property operating costs	208,257	—	208,257	—
Land sales operations	125	65,975	66,100	153,370
Provision for doubtful accounts	10,382	—	10,382	7,041

Total property operating expenses	519,288	65,975	585,263	365,917

Real estate property net operating income	$1,134,698	$2,668	$1,137,366	$817,846

(a)	Segment basis results include both Consolidated Properties and the Operating Partnership’s ownership share of the results of operations of Unconsolidated Properties.

February 8, 2005

GENERAL GROWTH PROPERTIES, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES
(In thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2004	2003	2004	2003
Reconciliation of Real Estate Property Net Operating Income to GAAP Operating Income
Real estate property net operating income including Unconsolidated Properties	$501,363	$333,357	$1,432,299	$1,110,950
Unconsolidated Properties	(94,506)	(77,633)	(294,933)	(293,104)

Consolidated Properties	406,857	255,724	1,137,366	817,846
Management and other fees	25,633	22,466	82,896	84,138
Property management and other costs	(18,391)	(21,771)	(74,043)	(79,310)
Headquarters/regional costs	(11,443)	(6,653)	(26,745)	(30,436)
General and administrative	(2,419)	(2,054)	(9,499)	(8,533)
Depreciation and amortization	(124,935)	(65,092)	(365,622)	(230,195)
Other (a)	89	(821)	(2,680)	(5,110)

GAAP Operating income - Consolidated GGPI	$275,391	$181,799	$741,673	$548,400

(a) Reflects discontinued operations and minority interest in Consolidated Properties real estate property net operating income.

Reconciliation of Funds From Operations (FFO) to GAAP Net Income Available to Common Stockholders
FFO:
Company stockholders	$204,441	$162,858	$611,215	$479,993
Operating Partnership unitholders	50,166	43,067	154,347	138,568

Operating Partnership	254,607	205,925	765,562	618,561
Depreciation and amortization of capitalized real estate costs (including SFAS #141 and #142 in-place lease costs) other than amortization of financing costs	(148,944)	(79,102)	(440,876)	(299,711)
FFO of discontinued operations	(429)	(1,348)	(4,484)	(6,299)
Allocations to Operating Partnership unitholders (a)	(23,138)	(27,135)	(66,550)	(70,018)

Income from continuing operations	82,096	98,340	253,652	242,533
Income from discontinued operations, net of minority interest	11,513	1,047	14,200	7,848

Net income available to common stockholders	$93,609	$99,387	$267,852	$250,381

Reconciliation of Equity in Real Estate Property Net Operating Income of Unconsolidated Properties to GAAP Equity in Income of Unconsolidated Affiliates
Equity in Real Estate Property Net Operating Income of Unconsolidated Properties	$94,506	$77,633	$294,933	$293,104
Equity in net interest expense of Unconsolidated Properties	(27,530)	(21,308)	(91,589)	(91,342)
Equity in headquarters and general and administrative expenses of Unconsolidated Properties	(7,173)	(6,639)	(26,830)	(25,812)

Operating Partnership Equity in FFO from Unconsolidated Properties	59,803	49,686	176,514	175,950
Depreciation and amortization of capitalized real estate costs (including SFAS #141 and #142 in-place lease costs) other than amortization of financing costs	(27,382)	(17,186)	(88,323)	(81,470)

Equity in income of unconsolidated affiliates	$32,421	$32,500	$88,191	$94,480

Reconciliation of Weighted Average Shares Outstanding
Basic:
Weighted average number of shares outstanding - FFO per share	281,845	272,848	275,742	258,865
Full conversion of Operating Partnership units	(55,533)	(57,063)	(55,593)	(57,990)

Weighted average number of Company shares outstanding - GAAP EPS	226,312	215,785	220,149	200,875

Diluted:
Weighted average number of shares outstanding - FFO per share	282,733	273,853	276,422	273,069
Full conversion of Operating Partnership units	(55,533)	(57,063)	(55,593)	(57,990)

Weighted average number of Company shares outstanding - GAAP EPS (a)	227,200	216,790	220,829	215,079

(a)	For the twelve months ended December 31, 2003, the PIERS were dilutive for the computation of EPS and are therefore included in the total weighted average outstanding shares for diluted EPS purposes.

February 8, 2005

Supplemental Financial Data

The following supplemental financial data should be read in conjunction with the company’s fourth quarter 2004 earnings announcement (included as pages 4-16 of this supplemental report) as certain disclosures and reconciliations required in these reports have not been included in the attached supplemental data.

General Growth Properties, Inc.
Summary Financial Information, Earnings Measures and Retained FFO
For the Three and Twelve Months ended December 31, 2004

	Three Months
	Ended	Year to Date
	12/31/2004	12/31/2004
Funds from Operations (FFO)

FFO per share — Basic	$0.90	$2.78
FFO per share — Diluted	$0.90	$2.77

Diluted FFO per share growth rate	20.0%	19.9%

Net Income available to common stockholders

EPS — Basic	$0.41	$1.22
EPS — Diluted	$0.41	$1.21

Dividends paid per share and per unit

FFO per share — Diluted	$0.90	$2.77
Dividend paid per share	$0.36	$1.26

Payout ratio (% of diluted FFO paid out)	40.0%	45.5%

Cash From Recurring Operations

FFO — Operating Partnership (From Earnings Release Dated February 8, 2005)	$254,607	$765,562
Plus (Less):
Excess cash from community development land sales	60,818	60,818
Deferred Taxes	(3,932)	(3,932)
Straight line rents adjustment	(7,302)	(19,106)
Tenant allowances and capitalized leasing costs (a)	(23,379)	(100,442)
Non-cash rental revenue recognized pursuant to SFAS #141 and #142	(9,836)	(34,530)

Cash From Recurring Operations — Operating Partnership	$270,976	$668,370

Retained Funds From Recurring Operations

Cash From Recurring Operations — Operating Partnership (From Above)	$277,467	$674,861
Plus (Less):
Common dividends/distributions paid (b)	(98,818)	(345,263)

Retained Funds From Recurring Operations — Operating Partnership	$178,649	$329,598

(a)	Adjusted to exclude new development and redevelopment tenant allowances.

(b)	FFO has already been reduced by distributions on preferred partnership units.

General Growth Properties, Inc.
Trailing Twelve Month EBITDA and Coverage Ratios (a)
For the Twelve Month Periods Ending
December 31, 2004, September 30, 2004, June 30, 2004, and March 31, 2004
(dollars in thousands except per share data)

	12/31/2004	9/30/2004	6/30/2004	3/31/2004
Pro Rata EBITDA
GAAP Net Income	267,852	273,630	271,091	270,946
Income: Discontinued Operations, net	3,028	3,734	3,461	3,594
Income Allocated to Minority Interests	104,871	111,182	114,983	115,071
Interest expense	535,902	423,830	397,645	373,665
Income Taxes, primarily deferred	2,383	1	2	59
Amortization of Deferred Financing Fees	13,394	13,955	12,861	12,396
Debt Extinguishment Costs	16,521	6,707	7,921	8,677
Interest income	(5,270)	(3,416)	(3,603)	(3,780)
Depreciation	452,890	371,033	348,786	318,070

Pro Rata EBITDA (a)	1,391,571	1,200,656	1,153,147	1,098,698

Net Interest (a)
Amortization of Deferred Financing Fees	(13,394)	(13,955)	(12,861)	(12,396)
Debt Extinguishment Costs	(16,521)	(6,707)	(7,921)	(8,677)
Interest expense	(535,902)	(423,830)	(397,645)	(373,665)
Interest income	5,270	3,416	3,603	3,780

Net Interest	(560,547)	(441,076)	(414,824)	(390,958)

Interest Coverage Ratio	2.48	2.72	2.78	2.81

Fixed Charges (b)
Net Interest	(560,547)	(441,076)	(414,824)	(390,958)
Preferred Unit Distributions	(37,577)	(39,399)	(41,088)	(41,090)
Preferred Stock Distributions	—	—	—	(6,953)

Fixed Charges	(598,124)	(480,475)	(455,912)	(439,001)

Ratio of Fixed Charges to Pro Rata EBITDA	2.33	2.50	2.53	2.50

Fixed Charges & Common Dividend
Fixed Charges	(598,124)	(480,475)	(455,912)	(439,001)
Common Dividend/Distributions	(345,263)	(328,397)	(305,542)	(282,693)

Fixed Charges + Dividend	(943,387)	(808,872)	(761,454)	(721,694)

Ratio of Fixed Charges + Common Dividend to Pro Rata EBITDA	1.48	1.48	1.51	1.52

(a)	Includes operations of the Unconsolidated Real Estate Affiliates at the Company’s Share

(b)	Excludes principal amortization payments

General Growth Properties, Inc.
Community Development Net Operating Income
For the Period Ended December 31, 2004
(dollars in thousands)

	Consolidated Properties				Unconsolidated Property	Company Portfolio

	Columbia	Summerlin	Houston	Total		Total Community
	Operations	Operations	Operations	Consolidated	Woodlands Operations	Development
For the period ended December 31, 2004
Revenues	$43,806	$24,837	$—	$68,643	$37,170	$105,813
Operating costs and expenses	41,930	24,033	137	66,100	37,225	103,325

Net Operating Income	$1,876	$804	$(137)	$2,543	$(55)	$2,488

Note — Reflects activity from acquisition date (November 12, 2004) through December 31, 2004.

General Growth Properties, Inc.
Capital Information
For December 31, 2004 and the Three Years Ended December 31, 2003
(dollars in thousands except per share data)

Capital Information	2004	2003	2002	2001

Closing common stock price per share	$36.16	$27.75	$17.33	$12.93
52 Week High (a)	$36.90	$27.89	$17.43	$13.50
52 Week Low (a)	$24.31	$16.09	$12.67	$10.93
Total Return — Trailing Twelve Months (share appreciation and dividend)	34.8%	66.0%	41.4%	13.9%

Common Shares and Common Units Outstanding at end of period	291,313,310	274,075,356	272,105,865	270,177,309

Portfolio Capitalization Data
Total Portfolio Debt (b)	$22,981,134	$8,527,348	$6,739,727	$5,008,780
Convertible preferred stock (greater of market or par)	—	—	449,415	356,400
Total Preferred Minority Interest	403,161	495,211	468,201	175,000
Stock market value of common stock and Operating Partnership units outstanding at end of period	10,495,669	7,575,923	4,261,573	3,162,061

Total Market Capitalization at end of period	$33,879,964	$16,598,482	$11,918,916	$8,702,241

Leverage Ratio (%)	67.8%	51.4%	56.5%	57.6%

(a)	52-week pricing information includes intra-day highs and lows.

(b)	Excludes Spokane Mall and Provo Mall minority interest and purchase accounting mark-to-market adjustments.

General Growth Properties, Inc.
Changes in Common Shares and Unit Ownership
For the Period from December 31, 2003 through December 31, 2004

	Operating	Company	Total Common
	Partnership	Common	& Equivalent
	Units	Shares	Shares

Number Outstanding at December 31, 2003	55,712,250	217,293,976	273,006,226

Warrant Offering	—	15,906,394	15,906,394

Direct Stock Purchase and Dividend Reinvestment Plan	—	87,424	87,424

Employee Stock Purchase Plan	—	167,721	167,721

Conversion of OP Units into Common Shares	(636,450)	636,450	—

Redemption of Preferred Units	456,463	—	456,463

Issuance of Stock for Stock Option Exercises & Restricted Stock Grants	—	632,117	632,117

Number Outstanding at December 31, 2004	55,532,263	234,724,082	290,256,345

Total Common Shares and Units Outstanding at December 31, 2004:
290,256,345

Total Common
& Equivalent
Details for Diluted Common Shares and Units Outstanding:	Shares

Common Shares and Units Outstanding at December 31, 2004	290,256,345

Net Number of Common Shares Issuable Assuming Exercise of Dilutive Stock Options at December 31, 2004	1,056,965

Diluted Common Shares at December 31, 2004	291,313,310

Fully Diluted Common Shares and Units Outstanding at December 31, 2004:
291,313,310

Total Common
& Equivalent
Details for Weighted Average Diluted Common Shares and Units Outstanding:	Shares

Weighted Average Common Shares and Units Outstanding for the twelve months ended December 31, 2004 (Basic)	275,741,568

Weighted Average Net Number of Common Shares Issuable Assuming Exercise of Dilutive Stock Options	680,432

Fully Diluted Weighted Average Common Shares for the twelve months ended December 31, 2004	276,422,000

Weighted Average Fully Diluted Common Shares and Units Outstanding for the Twelve Months Ended December 31, 2004:
276,422,000

General Growth Properties, Inc.
Common Dividend History

General Growth Properties, Inc.
Debt Maturity and Current Average Interest Rate Summary
As of December 31, 2004
(dollars in thousands)

	Wholly Owned			Unconsolidated		Company
	Properties			Properties (b)		Portfolio
			Current		Current			Current
			Average		Average			Average	% of
	Maturing		Interest	Maturing	Interest	Maturing		Interest	Total
Year	Amount (a)		Rate (c)	Amount (a)	Rate (c)	Amount (a)		Rate (c)	Debt
2005	$1,576,645		4.47%	$177,550	5.10%	$1,754,195		4.53%	7.63%
2006	783,677		7.21%	225,653	6.61%	1,009,330		7.07%	4.39%
2007	5,252,170		4.82%	735,723	4.22%	5,987,893		4.75%	26.06%
2008	4,582,381		4.76%	332,197	4.91%	4,914,578		4.77%	21.39%
2009	3,499,564		4.84%	368,597	5.10%	3,868,161		4.87%	16.83%
2010	1,481,260		4.96%	268,194	4.76%	1,749,454		4.93%	7.61%
2011	1,174,619		6.58%	223,348	7.03%	1,397,967		6.65%	6.08%
2012	515,636		6.52%	207,436	5.17%	723,072		6.13%	3.15%
2013	880,784		5.42%	201,234	5.13%	1,082,018		5.36%	4.71%
2014	83,684		5.50%	75,824	4.62%	159,508		5.08%	0.69%
Subsequent	315,427		7.32%	19,531	7.34%	334,958		7.32%	1.46%

Totals	$20,145,847	(d)	5.10%	$2,835,287	5.10%	$22,981,134	(d)	5.10%	100.00%

Fixed Rate (e)	11,695,317		5.60%	2,112,417	5.45%	13,807,734		5.58%	60.08%
Variable Rate (e)	8,450,530		4.41%	722,870	4.08%	9,173,400		4.38%	39.92%

Totals	$20,145,847	(d)	5.10%	$2,835,287	5.10%	$22,981,134	(d)	5.10%	100.00%

Average Years to Maturity

Fixed Rate Debt	5.43 years			5.26 years		5.40 years

Variable Rate Debt	3.26 years			3.64 years		3.29 years

All GGP Debt	4.52 years			4.78 years		4.56 years

(a) Excludes principal amortization.

(b) Unconsolidated Properties debt reflects the company’s share of debt relating to the properties owned by the Unconsolidated Properties.

(c) For the variable rate loans, the interest rate reflected is the current variable contract rate as of December 31, 2004.

(d) Reconciliation to GGP Consolidated GAAP debt	Consolidated

Wholly Owned debt, from above	$20,145,847
Spokane Mall & Provo Mall minority interest ownership adjustment	23,532
Purchase accounting mark-to-market adjustment	141,568

GGP Consolidated GAAP debt	20,310,947
(e) Includes the effect of swaps.

General Growth Properties, Inc.
Summary of Outstanding Debt
As of December 31, 2004
(dollars in thousands)

General Growth Properties, Inc.
Incremental Loan Proceeds and Summary of Outstanding Debt
As of December 31, 2004
(dollars in thousands)

Fourth Quarter 2004 Financing Activity

			Net Incremental
	New Loans	Old Loans	Proceeds

Property Related Total	$3,314,639	$(730,070)	$2,584,569

Non-Property Related Total	7,045,000	(2,981,629)	4,063,371

Assumed Debt - Rouse	5,826,306	—	5,826,306

Summary of Activity

September 30, 2004 Debt	$10,506,889
Quarterly Property Activity	2,584,569
Quarterly Non-Property Activity	4,063,371
Assumed Debt - Rouse	5,826,306

December 31, 2004 Debt	$22,981,134

*Includes Pro-Rata share of Joint Ventures

General Growth Properties, Inc.
Summary of Outstanding Debt by Maturity Date at Share
Wholly Owned Properties
As of December 31, 2004
(dollars in thousands)

FIXED RATE
Loan	Maturity Date	Rate	Total Debt	Balance
CMBS
GGP-MP Trust (b)	11/15/06	5.37%	$332,526	$332,526
13 Affiliates (a)	11/15/07	5.40%	868,765	868,765

Secured Asset Loans
Chico Mall	03/11/05	7.00%	30,600	30,600
New Orleans Riverwalk	11/01/05	9.94%	1,200	1,200
Arizona Center	01/01/06	9.22%	15,602	15,602
Fashion Place	01/01/06	7.27%	64,870	64,870
Oakwood Shopping Center	01/01/06	8.41%	49,615	49,615
Chapel Hills	02/15/06	6.88%	34,324	34,324
Grand Traverse	02/15/06	6.88%	48,101	48,101
The Pines	02/15/06	6.88%	24,984	24,984
Country Hills	05/01/06	7.38%	5,290	5,290
Woodlands	06/01/06	7.00%	1,715	1,715
Lakeview Square	06/15/06	10.00%	23,132	23,132
Beachwood	07/01/06	8.05%	96,310	96,310
10190 Covington Cross Drive	12/01/06	8.45%	6,090	6,090
Covington Ctr, Village Ctr, Town Ctr, Ctr Crossing	12/01/06	8.45%	25,456	25,456
Augusta Mall	02/01/07	8.13%	50,006	50,006
Columbia	04/01/07	7.43%	55,169	55,169
Gwynn Falls	04/01/07	7.95%	16,835	16,835
White Marsh	12/01/07	7.91%	73,545	73,545
Columbia Development	01/01/08	7.38%	160,657	160,657
Fashion Show	01/01/08	3.79%	380,000	380,000
Harborplace	01/01/08	8.16%	30,545	30,545
Mall St Vincent	01/01/08	7.11%	17,840	17,840
Corporate Asset Debt	02/01/08	9.00%	41,468	41,468
Provo Mall	02/01/08	4.42%	49,785	37,339
Spokane Valley Mall	02/01/08	4.42%	41,168	30,876
Owings Mills Land	04/01/08	8.88%	19,487	19,487
Phoenix Theatre	04/01/08	8.39%	4,293	4,293
Two Owings Mills	04/01/08	7.03%	14,902	14,902
Mall St Matthews	05/01/08	9.00%	498	498
Mayfair	06/11/08	3.11%	194,309	194,309
Animas Valley	07/01/08	3.56%	27,016	27,016
Grand Teton	07/01/08	3.56%	28,946	28,946
Salem Center	07/01/08	3.56%	27,981	27,981
Tucson Mall	07/11/08	4.26%	127,548	127,548
Pioneer Place	08/01/08	7.20%	66,467	66,467
Foothills	09/01/08	6.63%	44,997	44,997
Northtown Mall	09/01/08	6.68%	78,274	78,274
Pierre Bossier	10/01/08	6.53%	38,572	38,572
Spring Hill	10/01/08	6.60%	84,576	84,576
Bayside	11/01/08	5.92%	57,709	57,709
Birchwood	11/01/08	6.70%	41,486	41,486
Mall of the Bluffs	11/01/08	6.70%	41,486	41,486
Oakwood	11/01/08	6.70%	55,315	55,315
Southwest Plaza	11/01/08	6.53%	79,095	79,095
Jordan Creek	03/01/09	4.57%	200,000	200,000
Southland	03/01/09	3.62%	88,915	88,915
Austin Bluffs	04/01/09	4.40%	2,577	2,577
Division Crossing	04/01/09	4.40%	5,940	5,940
Fort Union	04/01/09	4.40%	3,101	3,101
Halsey Crossing	04/01/09	4.40%	2,907	2,907
Center Street	04/01/09	4.40%	2,771	2,771
State Street	04/01/09	4.40%	1,715	1,715
Riverpointe	04/01/09	4.40%	4,293	4,293
Riverside	04/01/09	4.40%	6,143	6,143

(a)	The “13 Affiliates” CMBS pool is comprised of the following GGP properties: Colony Square Mall, Columbia Mall, Fallbrook Center, Fox River Mall, Fox River Plaza Mall, Marketplace Shopping Center, Rio West Mall, River Hills Mall, Sooner Fashion Mall, Southlake Mall, Westwood Mall, The Oaks Mall, and Westroads Mall.

(b)	The “GGP-MP Trust” CMBS pool is currently comprised of the following GGP properties: 110 N. Wacker Drive, Ala Moana Center, Piedmont Mall, Alderwood Mall, Montclair Plaza, Moreno Valley Mall, Superstition Springs, Tysons Galleria, Eastridge Mall, Landmark Mall, Northgate Mall, and Oglethorpe Mall.

General Growth Properties, Inc.
Summary of Outstanding Debt by Maturity Date at Share
Wholly Owned Properties
As of December 31, 2004
(dollars in thousands)

FIXED RATE
Loan	Maturity Date	Rate	Total Debt	Balance
Secured Asset Loans Cont.
Woodlands Village	04/01/09	4.40%	$7,849	$7,849
Prince Kuhio	04/01/09	3.45%	41,478	41,478
Town East	04/10/09	3.46%	115,547	115,547
Grand Canal Shoppes	05/01/09	4.78%	423,934	423,934
Coastland	06/01/09	6.56%	104,279	104,279
The Crossroads (MI)	06/01/09	7.40%	42,569	42,569
Woodbridge	06/01/09	4.24%	225,000	225,000
Pioneer Place	07/10/09	7.10%	58,919	58,919
Apache	08/01/09	7.00%	53,388	53,388
Corporate Asset Debt	08/01/09	7.04%	12,782	12,782
Cumberland	08/10/09	7.85%	94,524	94,524
Oakview	10/01/09	7.71%	78,519	78,519
Baybrook	11/01/09	6.54%	157,972	157,972
Coral Ridge	11/01/09	6.08%	106,406	106,406
Governor’s Square	12/01/09	7.66%	64,336	64,336
Lakeside Mall	12/01/09	4.28%	195,000	195,000
Mall St Matthews	01/01/10	4.81%	155,000	155,000
North Star	01/01/10	4.43%	251,000	251,000
Ward Centre & Ward Entertainment	01/01/10	4.33%	63,000	63,000
Park Place	01/11/10	5.15%	188,963	188,963
Visalia	01/11/10	3.78%	47,331	47,331
Lansing	01/15/10	9.35%	28,095	28,095
Pecanland	03/01/10	4.28%	64,914	64,914
West Valley	04/01/10	3.43%	64,598	64,598
Pioneer Place	04/27/10	10.00%	1,672	1,672
Regency Square	07/01/10	3.59%	103,239	103,239
Boise Towne Plaza	07/09/10	4.70%	11,825	11,825
Gateway Crossing	07/09/10	4.70%	16,495	16,495
University Crossing	07/09/10	4.70%	12,315	12,315
Crossroads Center (MN)	08/01/10	4.73%	90,760	90,760
70 Columbia Corporate Center	10/01/10	10.15%	20,429	20,429
Park City	10/01/10	5.19%	160,414	160,414
Staten Island	10/01/10	6.55%	163,058	163,058
Westlake Center	01/01/11	7.89%	68,680	68,680
Rogue Valley	01/11/11	7.85%	27,802	27,802
Boise Mall	02/09/11	6.64%	75,674	75,674
10000 West Charleston	03/01/11	7.88%	23,139	23,139
Capital	04/01/11	7.28%	21,519	21,519
Eden Prairie	04/01/11	4.67%	86,145	86,145
Gateway	04/01/11	7.28%	42,173	42,173
Greenwood	04/01/11	7.28%	47,348	47,348
Northridge Fashion	07/01/11	7.24%	134,787	134,787
Rivertown	07/01/11	7.54%	125,511	125,511
Willowbrook Mall	07/01/11	6.82%	168,707	168,707
Collin Creek Mall	07/10/11	6.78%	71,376	71,376
Bayshore	09/01/11	7.13%	33,101	33,101
One Owings Mills	12/01/11	8.50%	7,656	7,656
Eastridge (WY )	12/05/11	5.08%	41,900	41,900
Pine Ridge	12/05/11	5.08%	28,250	28,250
Red Cliffs	12/05/11	5.08%	26,850	26,850
Three Rivers	12/05/11	5.08%	23,000	23,000
Hulen Mall	12/07/11	5.03%	121,000	121,000
Valley Plaza	07/11/12	3.90%	104,368	104,368
Corporate Point	09/11/12	6.83%	9,582	9,582
Oxmoor	06/01/13	6.85%	60,037	60,037
One Bank Plaza	06/30/13	10.00%	5,045	5,045
Senate Plaza	06/30/13	5.71%	12,778	12,778
1180 Town Center Drive	07/15/13	6.99%	10,710	10,710
The Boulevard	08/01/13	4.27%	117,251	117,251
The Meadows	08/01/13	5.45%	110,092	110,092
Four Seasons	12/11/13	5.60%	110,513	110,513
Valley Hills	03/05/14	4.73%	61,325	61,325
Beachwood Place	06/01/14	9.00%	12,324	12,324
Bayside	07/01/14	5.92%	10,035	10,035
Bellis Fair	02/15/16	7.34%	68,481	68,481
New Orleans Riverwalk	01/01/17	6.55%	11,197	11,197
Houston Land	12/01/17	5.30%	5,659	5,659

General Growth Properties, Inc.
Summary of Outstanding Debt by Maturity Date at Share
Wholly Owned Properties
As of December 31, 2004
(dollars in thousands)

FIXED RATE
Loan	Maturity Date	Rate	Total Debt	Balance
Secured Asset Loans Cont.
Baltimore Center Garage	06/01/18	6.05%	$21,105	$21,105
10450 W. Charleston	01/01/19	6.84%	5,805	5,805
Rouse Transportation	03/01/19	7.92%	3,550	3,550
Houston Land	12/01/21	5.30%	988	988
Providence Place	07/01/28	7.75%	50,536	50,536
Baltimore Center	12/01/30	7.89%	68,152	68,152
Houston Land	05/01/31	5.30%	20,617	20,617
Provo Land	08/01/95	10.00%	3,000	3,000

Corporate Unsecured Debt
Rouse Corporate Debt	01/08/05	8.76%	26,639	26,639
Mall St Matthews	01/31/05	5.80%	398	398
JP Realty Public Notes Series A	03/11/05	7.29%	25,000	25,000
Rouse Public Indenture	03/28/05	8.55%	8,500	8,500
Rouse Public Indenture	04/27/05	8.43%	15,000	15,000
Rouse Public Indenture	05/16/05	8.09%	20,000	20,000
Houston Land	09/26/05	3.75%	2,462	2,462
JP Realty Public Notes Series B	03/11/06	7.29%	25,000	25,000
JP Realty Public Notes Series C	03/11/07	7.29%	25,000	25,000
Rouse Public Indenture	03/13/07	8.78%	1,000	1,000
Rouse Public Indenture	03/22/07	8.44%	1,000	1,000
JP Realty Public Notes Series D	03/11/08	7.29%	25,000	25,000
Houston Land	05/05/08	4.75%	25,703	25,703
Princeton Land	07/01/08	3.00%	28,000	28,000
Rouse Corporate Debt	11/30/08	6.94%	58,000	58,000
Owings Mills Land	01/01/09	12.50%	2,500	2,500
Rouse Public Indenture	03/15/09	3.63%	398,950	398,950
Rouse Public Indenture	04/30/09	8.00%	200,000	200,000
Rouse Public Indenture	09/15/12	7.20%	399,604	399,604
Rouse Public Indenture	11/26/13	5.38%	453,658	453,658
New Orleans Riverwalk		10.00%	3	3

Swaps
CMBS Swap	02/15/05	4.10%	250,000	250,000
CMBS Swap	02/15/06	4.59%	100,000	100,000
South Street Seaport Swap	12/11/06	4.71%	15,350	15,350
Swapped Term Loan	01/31/07	3.43%	350,000	350,000
CMBS Swap	02/15/07	4.59%	25,000	25,000

Special Improvement Districts
Other SID’s	09/23/12	5.44%	2,147	2,147
SID (Summerlin)	02/01/17	7.63%	2,986	2,986
SID (Summerlin)	02/01/20	8.25%	1,203	1,203
SID (Summerlin)	02/01/20	8.25%	6,093	6,093
SID (Summerlin)	05/01/21	7.88%	11,971	11,971
SID (Summerlin)	05/01/21	7.75%	13,661	13,661
SID (Summerlin)	06/01/21	7.75%	14,278	14,278
SID (Summerlin)	06/01/23	6.65%	3,654	3,654

Total Wholly Owned Fixed Rate Debt				$11,695,317

VARIABLE RATE
Loan	Maturity Date	Rate (a)	Total Debt	Balance
Secured Asset Loans
Providence Place	03/09/05	4.35%	$240,000	$240,000
The Streets at Southpoint	04/14/05	3.38%	134,592	134,592
Oviedo	04/26/05	4.31%	53,656	53,656
Rouse Corporate Debt	12/01/05	3.51%	18,715	18,715
La Cantera	06/20/06	4.32%	27,007	27,007
Lansing	07/21/06	3.74%	40,000	40,000
Paramus Park	08/01/07	3.96%	98,349	98,349
Century Plaza	10/01/07	3.43%	30,800	30,800
Eagle Ridge	10/01/07	3.43%	26,800	26,800
Knollwood	10/01/07	3.43%	18,400	18,400
Southland Mall	11/08/07	3.35%	56,500	56,500

(a)	For the variable rate loans, the interest rate reflected is the current variable contract rate as of December 31, 2004.

General Growth Properties, Inc.
Summary of Outstanding Debt by Maturity Date at Share
Wholly Owned Properties
As of December 31, 2004
(dollars in thousands)

VARIABLE RATE
Loan	Maturity Date	Rate (a)		Total Debt	Balance
Secured Asset Loans Cont.
Ridgedale	11/09/07	3.24%		$105,000	$105,000
Peachtree	05/09/08	3.25%		53,000	53,000
Lynnhaven	09/10/08	3.65%		180,000	180,000
St. Louis Galleria	10/09/08	4.05%		176,250	176,250
Coronado	10/11/08	3.37%		101,250	101,250
Sikes Senter	11/09/08	3.10%		41,500	41,500
Maine	11/14/08	3.66%		162,000	162,000
Glenbrook	04/10/09	3.75%		164,250	164,250
Stonestown	08/09/09	3.00%		220,000	220,000
Mall of Louisianna	11/10/09	2.98%		185,000	185,000
Arizona Center	03/01/10	4.28%		9,450	9,450
Crossroads Center (MN) Mezzanine	08/01/10	5.24%		28,701	28,701
Houston Land	06/01/33	5.75%		2,489	2,489

Corporate Unsecured Debt
GGPLP/GGPLPLLC Bridge Loan	11/12/05	4.28%		749,882	749,882
Victoria Ward Limited	12/15/06	3.62%		90,000	90,000
GGPLP/GGPLPLLC Revolver	11/12/07	4.53%		136,239	136,239
GGPLP/GGPLPLLC Term A	11/12/07	4.53%		3,300,000	3,300,000
GGPLP/GGPLPLLC Term B	11/12/08	4.53%		2,000,000	2,000,000
Seaport Marketplace Theater	11/30/13	3.92%		700	700

Total Wholly Owned Variable Rate Debt					$8,450,530

Total Wholly Owned Debt & Swaps		5.10	% (b)		$20,145,847

(a)	For the variable rate loans, the interest rate reflected is the current variable contract rate as of December 31, 2004.

(b)	After the effect of interest rate swaps

General Growth Properties, Inc.
Summary of Outstanding Debt by Maturity Date at Share
Unconsolidated Properties
As of December 31, 2004
(dollars in thousands)

FIXED RATE
Loan	Maturity Date	Rate	Total Debt	Balance

CMBS
GGP-MP Trust (b)	11/15/06	5.37%	$226,049	$115,898
13 Affiliates (a)	11/15/07	5.13%	138,635	70,704

Secured Asset Loans
Silver City	08/15/05	7.41%	72,358	37,894
Northpoint	06/01/06	7.58%	99,640	49,820
The Woodlands	12/01/06	7.90%	60,751	30,376
Park Meadows	10/01/07	7.72%	138,011	48,304
Columbiana	05/11/08	4.13%	70,099	35,050
Quail Springs	06/01/08	6.82%	41,624	20,812
Neshaminy	07/01/08	6.66%	60,000	15,000
Altamonte	09/01/08	6.55%	114,663	57,331
Chula Vista	10/01/08	4.12%	63,740	31,870
Towson Town Center	11/10/08	6.75%	137,627	48,169
Deerbrook	03/01/09	3.46%	83,589	41,795
Perimeter Shopping Center	05/01/09	6.77%	125,645	62,823
Mizner Park	07/01/09	4.84%	61,638	30,819
Steeplegate	08/01/09	4.94%	83,613	41,806
The Parks at Arlington	09/01/09	6.99%	147,840	73,920
Carolina Place	01/11/10	4.60%	169,000	84,500
Christiana Mall	08/01/10	4.61%	120,000	60,000
Water Tower Place	09/01/10	4.97%	184,677	101,573
Newgate	10/01/10	4.84%	44,243	22,121
Newpark	02/01/11	7.45%	72,291	36,146
Willowbrook	04/01/11	6.93%	97,752	48,876
Vista Ridge	04/11/11	6.87%	86,225	43,113
Highland Mall	07/10/11	6.83%	68,513	34,256
Northbrook Court	09/01/11	7.15%	94,588	47,294
Arrowhead	10/01/11	6.90%	81,992	13,664
Oakbrook	10/01/12	5.12%	232,576	117,474
Stonebriar	12/11/12	5.23%	179,924	89,962
Bridgewater Commons	01/01/13	5.27%	145,856	51,050
Pembroke	04/11/13	4.94%	140,565	70,283
West Oaks	08/01/13	5.25%	74,905	37,452
Lakeland	10/01/13	5.12%	59,047	29,523
Bay City	12/01/13	5.30%	25,853	12,926
Washington Park	04/01/14	5.35%	12,939	6,469
Brass Mill	04/11/14	4.55%	138,034	69,017
CenterPointe Village	01/01/17	6.31%	14,489	7,244
Trails Village Center	07/10/23	8.21%	17,949	8,974
Lake Meade	07/15/23	7.20%	6,625	3,313

Corporate Unsecured Debt
Park Meadows	07/15/06	5.00%	5,600	1,960

Swaps
CMBS Swap	02/15/05	4.10%	175,000	87,500
Riverchase Swap	08/15/05	2.38%	200,000	100,000
CMBS Swap	02/15/06	4.65%	75,000	37,500
CMBS Swap	02/15/07	4.65%	50,000	25,000
Woodlands Swap	11/30/07	4.74%	100,000	52,500

Special Improvement Districts
Other SID’s	08/05/14	5.86%	675	336

Total Unconsolidated Fixed Rate Debt				$2,112,417

(a)	The “13 Affiliates” CMBS pool is comprised of the following GGP properties: Colony Square Mall, Columbia Mall, Fallbrook Center, Fox River Mall, Fox River Plaza Mall, Marketplace Shopping Center, Rio West Mall, River Hills Mall, Sooner Fashion Mall, Southlake Mall, Westwood Mall, The Oaks Mall, and Westroads Mall.

(b)	The “GGP-MP Trust” CMBS pool is currently comprised of the following GGP properties: 110 N. Wacker Drive, Ala Moana Center, Piedmont Mall, Alderwood Mall, Montclair Plaza, Moreno Valley Mall, Superstition Springs, Tysons Galleria, Eastridge Mall, Landmark Mall, Northgate Mall, and Oglethorpe Mall.

General Growth Properties, Inc.
Summary of Outstanding Debt by Maturity Date at Share
Unconsolidated Properties
As of December 31, 2004
(dollars in thousands)

VARIABLE RATE
Loan	Maturity Date	Rate (a)			Total Debt	Balance
Secured Asset Loans
Woodlands	07/01/05	3.75%			$1,085	$570
Woodlands	08/30/05	6.00%			60,000	31,500
Woodlands	12/31/05	3.87%			38,159	20,033
Village of Merrick Park	10/29/06	3.58%			194,000	77,600
Natick Mall	01/10/07	2.96%			160,497	125,565
Galleria at Tyler	09/02/07	3.10%			94,500	49,490
Clackamas	09/09/07	3.33%			95,000	49,752
Kenwood Towne Centre	09/10/07	3.10%			144,722	75,791
Woodlands	11/01/07	6.00%			3,489	1,832
Glendale Galleria	11/09/07	3.16%			226,823	113,411
Woodlands	11/30/07	4.70%			335,000	175,875
Woodlands	01/01/08	6.22%			8,027	4,214
Florence	01/13/08	3.29%			60,000	30,000
First Colony	06/01/08	3.20%			67,000	33,500
Buckland Hills	10/12/08	3.20%			112,500	56,250
The Woodlands		4.50%			101	53

Swaps
Swap Adjustment					(235,115)	(122,566)

Total Unconsolidated Variable Rate Debt						$722,870

Total Unconsolidated Debt & Swaps		5.10%				$2,835,287

Total Debt & Swaps		5.10%	(b	)(c)		$22,981,134

(a)	For the variable rate loans, the interest rate reflected is the current variable contract rate as of December 31, 2004.

(b)	Before the effect of deferred financing fees. The inclusion of these fees in interest expense increases the effective interest rate by 6 basis points to 5.16%

(c)	After the effect of interest rate swaps

Supplemental Operational Data

General Growth Properties, Inc.
Operating Statistics & Certain Financial Information
As of December 31, 2004
(dollars in thousands)

	Consolidated	Unconsolidated	Company
	Properties	Properties	Portfolio (b)
OPERATING STATISTICS (a)

Space leased at properties not under redevelopment (as a %)	92.1%	91.9%	92.1%
Trailing 12 month total tenant sales per sq. ft. (c)	$402	$427	$410
% change in total sales (c)	5.8%	6.7%	6.1%
% change in comparable sales (c)	4.2%	4.3%	4.3%
Mall and freestanding GLA excluding space under redevelopment (in sq. ft.)	42,682,894	18,833,379	61,516,273

CERTAIN FINANCIAL INFORMATION

Average annualized in place rent per sq. ft.	$32.71	$35.67
Average rent per sq. ft. for new/renewal leases (excludes 2004 acquisitions) (e)	$33.53	$36.45
Average rent per sq. ft. for leases expiring in 2004 (excludes 2004 acquisitions) (e)	$25.69	$32.35
Percentage change in comparable real estate property net operating income (versus prior year comparable period) (d) (e)	8.0%	3.5%

(a)	Data is for 100% of the Mall GLA in each portfolio, including those properties that are owned in part by unconsolidated affiliates. Data excludes properties currently being redeveloped and/or remerchandised and miscellaneous (non-mall) properties.

(b)	Data presented in the column “Company Portfolio” are weighted average amounts.

(c)	Due to tenant sales reporting timelines, data presented is as of November.

(d)	Comparable properties are those properties that have been owned and operated for the entire time during the compared accounting periods, and at which no significant physical or merchandising changes have been made in the last twelve months.

(e)	Excludes the Rouse portfolio.

General Growth Properties, Inc.
Portfolio GLA, Occupancy, Sales & Rent Data
As of December 31, 2004

GLA

	Total Anchor GLA	Avg. Anchor GLA	Total Mall GLA	Avg. Mall GLA	Total GLA
Wholly Owned (a)	67,636,864	386,496	49,195,262	281,116	116,832,126
Unconsolidated (a)	36,195,804	613,488	20,939,914	371,597	57,135,718

Grand Total	103,832,668	443,729	70,135,176	299,723	173,967,844
% of Total	59.7%		40.3%		100%

Occupancy History

As of	Wholly-Owned	Unconsolidated	Weighted Average
12/31/2004 (a)	92.1%	91.9%	92.1%
12/31/2003	91.2%	91.4%	91.3%
12/31/2002	90.5%	91.5%	91.0%
12/31/2001	90.6%	91.4%	91.0%

Trailing 12 Month Total Sales per Square Foot in Dollars

As of	Wholly Owned	Unconsolidated	Weighted Average
12/31/2004 (a)	$402	$427	$410
12/31/2003	337	376	351
12/31/2002	329	379	355
12/31/2001	348	362	355

Rental Rates in Dollars

	Base Rent
	New/Renewals	Expirations	Releasing
Year	During Period	During Period	Spread

Wholly Owned
12/31/2004	$33.53	$25.69	$7.84
12/31/2003	31.83	22.16	9.67
12/31/2002	34.11	27.35	6.76
12/31/2001	31.54	26.30	5.24

Unconsolidated
12/31/2004	$36.45	$32.35	$4.10
12/31/2003	34.71	31.29	3.42
12/31/2002	37.80	32.03	5.77
12/31/2001	35.04	28.42	6.62

Average in Place Base Minimum Rent in Dollars

As of	Wholly Owned	Unconsolidated
12/31/2004 (a)	$32.71	$35.67
12/31/2003	28.37	32.63

Occupancy Cost as a % of Sales

As of	Wholly Owned	Unconsolidated	Weighted Average
12/31/2004 (a)	12.5%	13.0%	12.7%
12/31/2003	11.4%	12.4%	11.8%

(a) 12/31/2004 data includes the Rouse portfolio, acquired November 12, 2004.

General Growth Properties, Inc.
Occupancy, Straight Line Rent, SFAS #141 & #142 and Tenant Allowances
(dollars in thousands)
As of December 31, 2004

(a)	Dollars at share; To reflect only recurring tenant allowances, new development costs have been excluded.

(b)	Includes results from the Rouse portfolio.

(c)	Excludes discontinued operations.

General Growth Properties, Inc.
Real Estate Net Operating Income by Geographic Area at Share
For the Twelve Months Ended December 31, 2004 and December 31, 2003
(dollars in thousands)

	12/31/2004		12/31/2003
	YTD	% of Total	YTD	% of Total
(in thousands)

West
Alaska, Arizona, California, Colorado, Hawaii, Idaho, Montana, Nevada, New Mexico, Oregon, Utah, Washington, Wyoming	$560,921	39.2%	$467,309	42.1%

North Central
Illinois, Iowa, Kansas, Minnesota, Missouri, Nebraska, North Dakota, South Dakota, Wisconsin	211,733	14.7%	171,942	15.4%

South Central
Arkansas, Louisiana, Oklahoma, Texas	155,723	10.9%	116,420	10.5%

Northeast
Connecticut, Delaware, Indiana, Kentucky, Maine, Maryland, Massachusetts, Michigan, New Hampshire, New Jersey, New York, Ohio, Pennsylvania, Rhode Island, Vermont, Virginia, West Virginia	297,345	20.8%	188,955	17.0%

Southeast
Alabama, Florida, Georgia, Mississippi, North Carolina, South Carolina, Tennessee	206,577	14.4%	166,324	15.0%

TOTAL	$1,432,299	100.0%	$1,110,950	100.0%

General Growth Properties, Inc.
Real Estate Property Net Operating Income Categorization at Share
For the Twelve Months Ended December 31, 2004

(a)	Includes a partial year of NOI and a full year of sales and occupancy for the Rouse portfolio

(b)	Includes office buildings that are adjacent to malls but excludes community centers

(c)	Excludes in-line spaces that are leased for periods of less than one year

General Growth Properties, Inc.
Lease Expiration Schedule and Lease Termination Income at Share
As of December 31, 2004

Lease Expiration Schedule (a)

	All Expirations			Expirations at Share
	Base Rent	Footage	Rent/Sq. Ft.	Base Rent	Footage	Rent/Sq. Ft.
Wholly Owned
2005	105,170,711	3,549,424	29.63	105,170,711	3,549,424	29.63
2006	97,713,101	3,270,496	29.88	97,713,101	3,270,496	29.88
2007	103,936,259	3,333,710	31.18	103,936,259	3,333,710	31.18
2008	100,544,849	3,179,066	31.63	100,544,849	3,179,066	31.63
2009	118,280,807	3,128,659	37.81	118,280,807	3,128,659	37.81
2010	113,410,003	3,051,462	37.17	113,410,003	3,051,462	37.17
2011	88,453,437	2,431,307	36.38	88,453,437	2,431,307	36.38
2012	108,020,795	2,763,689	39.09	108,020,795	2,763,689	39.09
2013	81,136,371	2,100,380	38.63	81,136,371	2,100,380	38.63
2014	79,513,938	2,211,953	35.95	79,513,938	2,211,953	35.95
Subsequent	64,265,957	1,969,210	32.64	64,265,957	1,969,210	32.64

Total	$1,060,446,228	30,989,356	$34.22	$1,060,446,228	30,989,356	$34.22

	All Expirations			Expirations at Share (b)
	Base Rent	Footage	Rent/Sq. Ft.	Base Rent	Footage	Rent/Sq. Ft.
Unconsolidated
2005	48,051,582	1,487,008	32.31	22,303,429	690,071	32.32
2006	61,971,587	1,781,544	34.79	29,975,328	826,518	36.27
2007	50,345,137	1,442,519	34.90	25,257,575	671,992	37.59
2008	53,175,929	1,556,995	34.15	24,665,122	722,060	34.16
2009	47,748,056	1,215,881	39.27	21,676,713	561,713	38.59
2010	50,384,747	1,244,357	40.49	23,899,809	578,257	41.33
2011	53,612,031	1,337,787	40.08	25,312,532	626,372	40.41
2012	55,352,068	1,308,865	42.29	26,103,622	574,662	45.42
2013	51,838,043	1,351,212	38.36	22,869,890	601,897	38.00
2014	47,899,602	1,254,049	38.20	22,658,023	593,315	38.19
Subsequent	34,870,399	1,035,192	33.68	15,605,424	461,512	33.81

Total	$555,249,181	15,015,409	$36.98	$260,327,467	6,908,369	$37.68

Grand Total	$1,615,695,409	46,004,765	$35.12	$1,320,773,695	37,897,725	$34.85

(a)	Excludes leases on Mall Stores of 30,000 square feet or more and tenants paying percentage rent in lieu of base minimum rent.

(b)	Expirations at share reflect the company’s direct or indirect ownership interest in a joint venture.

Lease Termination Income at Share (d)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2004 (c)	2003	2004 (c)	2003
Wholly Owned	$964,916	$1,750,650	$7,924,692	$9,693,938
Unconsolidated	506,654	639,837	2,871,391	2,820,329

Total Termination Income at Share	$1,471,570	$2,390,487	$10,796,083	$12,514,267

(c)	12/31/2004 data includes results from the Rouse portfolio, acquired November 12, 2004.

(d)	Includes retail only.

Developments, Expansions, & Acquisitions

General Growth Properties, Inc.
Major Developments in Progress *
(New and Redevelopment Projects)
As of December 31, 2004

		Unconsolidated
	Wholly Owned	Centers
	Centers	@ GGP Share	Total
Ala Moana Center (Honolulu, HI)	$61,676,145		$61,676,145

Alderwood Mall (Lynnwood (Seattle), WA)		$13,508,093	13,508,093

Arizona Center (Phoenix, AZ)	9,400,000		9,400,000

Bridgewater Commons ( Bridgewater, NJ)		6,853,300	6,853,300

Circle T (Westlake (Dallas), TX)		12,811,805	12,811,805

Eastridge Mall (San Jose, CA)		26,974,886	26,974,886

Elk Grove Promenade (Elk Grove (Sacramento), CA)	15,291,683		15,291,683

Jordan Creek Town Center (West Des Moines, IA)	12,597,627		12,597,627

Kenwood Towne Center (Cincinnati, OH)		7,399,183	7,399,183

La Cantera (San Antonio, TX)	235,827,000		235,827,000

Lincolnshire Commons (Lincolnshire, IL)	10,889,835		10,889,835

Natick West (Natick (Boston), MA)		15,402,346	15,402,346

Princeton (Princeton, NJ)	40,068,000		40,068,000

Redlands Mall (Redlands, CA)	15,403,295		15,403,295

River Falls (Clarksville, IN)	6,290,152		6,290,152

Summerlin (Las Vegas, NV)	49,072,000		49,072,000

The Shops at Fallen Timbers (Maumee (Toledo), OH)	21,111,641		21,111,641

West Kendall (West Kendall, FL)	30,170,000		30,170,000

Woodlands (The Woodlands, TX)		10,883,775	10,883,775

All other projects (of $5 million or less each)	44,561,905	17,176,934	61,738,839

Total Construction in Progress	$552,359,283	$111,010,322	$663,369,605

*	Includes land held for redevelopment

General Growth Properties, Inc.
Developments & Expansions

Approved Redevelopment Projects (over $10 million)

		Forecasted Cost
		($millions at
Property	Description	share)	Projected Opening

Ala Moana Center Honolulu, HI	Remerchandising of 180,000 sf former JCPenney department store into approximately 40 specialty and restaurant uses	52.8	Q4 2004 / Q3 2005

Ala Moana Center	Nordstrom addition	63.7	Q4 2005
Honolulu, HI

Boise Towne Square Boise, ID	Food court renovation with addition of square footage, family restrooms and new restaurants	13.7	Q3 2005

Bridgewater Commons Bridgewater, NJ	Development of a 94,000 sf life style center (*Forecasted cost is before purchase price allocation adjustment)	16.8	Q4 2006

Carolina Place Pineville, NC	Lifestyle addition with an REI, Linens ’N Things, Barnes & Noble and two restaurant outparcels; renovation of food court and restrooms; refurbishing of mall interior	14.8	Q3 2006

Clackamas Town Center Portland, OR	Lifestyle addition in two phases including interior renovation and parking structure	45.4	Q2 2007

Cumberland Mall Atlanta, GA	Demolish old JCPenney along with a portion of parking lot and replace with Costco	17.9	Q3 2005

Cumberland Mall Atlanta, GA	Buy Vacant Macy’s space and convert to a one-level lifestyle center	35.0	Q1 2006

Cumberland Mall Atlanta, GA	Mall renovation	10.4	Q3 2005

Eastridge Mall San Jose, CA	Renovation and remerchandising of interior including the repositioning of the food court and the addition of a streetscape and an AMC theater	57.2	Q3 2005

First Colony Sugarland, TX	Lifestyle addition with 15 retailers and 4 restaurants	26.4	Q4 2005

Galleria at Tyler Riverside, CA	Addition of retail, restaurants, theater and parking structure	23.8	Q4 2006

Kenwood Towne Centre Cincinatti, OH	Development of a streetscape consisting of 81,000 sf of additional GLA, parking lot renovation and reconfiguration, common area enhancements and new graphics	17.1	Q4 2005

Maine Mall South Portland, ME	Regal theater addition on vacant land	25.5	Q2 2006

Mayfair Wauwautosa, WI	Addition of Cheesecake Factory, Crate & Barrel, Wild Fire and a parking deck	26.3	Q3 2005

NewPark Mall Newark, CA	Addition of a theater, 3 parking decks, 3 restaurant pads and a big box bump-out	31.6	Q2 2006

NewPark Mall Newark, CA	Interior and exterior mall renovation	11.1	Q1 2006

North Star Mall San Antonio, TX	Renovation of mall interior, including reconfiguration of the main court, new signage and exterior canopies (*Forecasted cost is before purchase price allocation adjustment.)	17.0	Q2 2006

River Falls Mall Clarksville, IN	Purchase of Wal-Mart and Dillard’s building, and an addition of Bass Pro Shop, five big boxes and a theater	67.5	Q3 2005

River Hills Mall Mankato, MN	Relocate Scheel’s All Sports and add Barnes & Noble	14.5	Q4 2006

Town East Mesquite, TX	Interior renovation including new flooring, lighting upgrades, skylight installation, and new family restrooms	15.3	Q4 2005

Victoria Ward Honolulu, HI	Village shops	108.8	Q2 2007

General Growth Properties, Inc.
Developments & Expansions

New Development Projects Under Construction

		Forecasted
		Cost ($ millions
Property	Description	at share)	Opening

Shops at La Cantera	New Open Air Center anchored by Nieman's, Nordstrom, Dillard's, and Foley's (*Forecasted cost is before purchase price allocation adjustment)	205.6	Q3 2005
San Antonio, TX

Lincolnshire Commons	Acquire land and build restaurant Pavilion with Big Box tenants	38.4	Q3 2006
Lincolnshire, IL

Potential Retail New Development Projects

			Possible
Property	Description	Ownership %	Opening

Allen Center	New Mixed-Use Center that will incorporate retail,	100%	Q3 2007
Allen, TX	entertainment, residential and light office

Bridges At Mint Hill	New Development anchored by Belk and 2 other department stores	100%	Q4 2007
Charlotte, NC

Circle T	New Development of a 1.3 million sf center	50%	Q2 2007
Westlake, TX

Elk Grove Promenade	New 1.3 million sf Open Air Lifestyle Center	100%	Q4 2006
Elk Grove, CA

North Haven, CT	New center that will include 3 department stores, a strong mix of retailers, lifestyle tenants and a cinema	100%	Q4 2008
North Haven, CT

Otay Ranch	New 800,000 sf Open Air Lifestyle Center	50%	Q4 2006
Chula Vista (San Diego), CA

Pinnacle Hills Promenade	New Open Air Hybrid Center featuring Dillard's Department Store	50%	Q3 2006
Rogers, AK

Princeton, NJ	New 800,000 sf center that will include 2 department stores, a strong mix of retailers, multi-family	100%	Q2 2008
Princeton, NJ	and a full service hotel residential

Southwest Center Mall	Mall purchase and redevelopment	100%	Q3 2006
Dallas, TX

Summerlin Town Center	New 800,000 sf center located in the center of the Summerlin Community that will include Macy’s, Dillard’s and a strong mix of lifestyle retailers	100%	Q2 2008
Las Vegas, NV

The Shops at Fallen Timbers	750,000 sf Open Air Lifestyle Center featuring 2 anchors and a cinema	100%	Q3 2006
Maumee (Toledo), OH

West Kendall Center	New 600,000 sf center that will include a Dillard’s, a cinema and a wide range of retailers in an open-air configuration	100%	Q2 2007
West Kendall, FL

General Growth Properties, Inc.
Acquisitions
Through December 31, 2004

2004 # of properties does not include Rouse Community Centers/Office Properties/Planned Communities

2002 # of properties does not include JP Realty Community Center/Industrial Parks

2004 YTD Acquisitions

			Total		Purchase
Property	Location	Purchase Date	Retail GLA	Ownership	Price *

Burlington Town Center	Burlington, Vermont	1/7/2004	414,000	50%	$ 20.5 million

Redlands Mall	Redlands, California	1/15/2004	175,000	100%	$ 14.25 million

Town East Mall (additional 50% ownership interest)	Mesquite, Texas	3/1/2004	1,400,000	100%	$ 89.0 million

Four Seasons Town Centre	Greensboro, North Carolina	3/5/2004	1,200,000	100%	$ 161.0 million

Riverchase Galleria	Birmingham, Alabama	5/11/2004	1,500,000	50%	$ 332.0 million

Mall of Louisiana	Baton Rouge, Louisiana	5/12/2004	1,200,000	100%	$ 265.0 million

The Grand Canal Shoppes	Las Vegas, Nevada	5/17/2004	445,000	100%	$ 766.0 million

Stonestown	San Francisco, California	8/13/2004	915,000	100%	$ 312.0 million

The Rouse Company	Columbia, Maryland	11/12/2004	69,186,565	100%	$14.2 billion

*	Acquisition purchase prices are reflected at 100%